Exhibit 3.2

BYLAWS

OF

GRACE ACQUISITION I, INC.

ARTICLE I.

OFFICES

Section 1.1. Registered Office. The registered office of Grace Acquisition I, Inc. (the “Corporation”) will be in the state of Tennessee and initially will be 7700 Wolf River Boulevard, Germantown, Tennessee 38138.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Tennessee as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 2.1. Place of Meetings. Meetings of shareholders will be held at any place within or outside the State of Tennessee as determined by the Board of Directors. In the absence of any such designation, shareholders’ meetings will be held at the principal place of business of the Corporation.

Section 2.2. Annual Meeting of Shareholders. The annual meeting of shareholders will be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors will be elected and any other proper business may be transacted.

Section 2.3. Special Meetings. Special meetings of the shareholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Charter, may be called by the Chief Executive Officer or President and will be called by the Chief Executive Officer, President or the Secretary at the request in writing of a majority of the Board of Directors. Such request will state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders will be limited to the purposes stated in the notice.

Section 2.4. Notice of Shareholder’s Meeting. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting will be given, which notice must state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting must be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than two (2) months before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. Attendance of a shareholder at a meeting will constitute a waiver of notice thereof unless such attendance is for the purpose of objecting to a meeting.

Section 2.5. Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of shareholders, the holders of which are present in person or represented by proxy, will constitute a quorum for the transaction of business except as may otherwise provided by law, by the Charter or by these Bylaws. A quorum, once established, will not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. In the event a quorum is not present or represented at any meeting of the shareholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote thereat.

Section 2.6. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy will decide any question brought before such meeting, unless a different vote is required for the question by the law, or the Charter, or these Bylaws. Each shareholder will have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 2.9 hereof. All elections of directors will be decided by a plurality vote, except as otherwise required by the Charter.

Section 2.7. Proxies. At each meeting of the shareholders, each shareholder having the right to vote may vote in person or may authorize another person or persons to act for such shareholder by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section 2.8. Maintenance and Inspection of Shareholder List. The Secretary shall prepare and make, no later than two (2) business days after notice of any meeting of shareholders is given, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period beginning no later than two (2) business days after notice of any meeting of shareholder is given and continuing through the meeting, either at the Corporation’s principal business office or at a place identified in the meeting notice within the city where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 2.9. Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and will not be more than seventy (70) days before the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.10. Shareholder Action by Written Consent Without a Meeting. Any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the number of shareholders representing the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting.

ARTICLE III.

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.2. The Number of Directors. The number of directors which will constitute the whole Board of Directors will be not less than three (3) and not more than thirteen (13). However, the number of directors shall never be less than the minimum number required by law. A director need not be a shareholder. The initial number of directors will be determined by the Action of Incorporator of the Corporation, which number may be changed from time to time by resolution of the Board of Directors, subject to the restriction on the number of directors set forth in the preceding sentence. The directors need not be shareholders. The directors will be elected at the annual meeting of the shareholders, except as provided in Section 3.3 below or by the Charter, and each director elected will hold office until his successor is elected and qualified. Unless otherwise restricted by the Charter or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of shareholders by a majority of the stock represented and entitled to vote thereat.

Section 3.3. Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by (i) the shareholders, or (ii) a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the shareholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series may fill any vacancy among the number of directors elected by that class or series. The directors so chosen will hold office until the next annual election of directors and until their successors are duly elected and qualified, unless sooner replaced by a vote of the shareholders. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.4. Place of Directors’ Meetings. The directors may hold their meetings and have one or more offices outside of the State of Tennessee.

Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as from time to time may be determined by the Board of Directors.

Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or the President on forty-eight (48) hours’ notice to each director, either personally or by facsimile or by electronic transmission. Special meetings must be called by the Chief Executive Officer, the President or the Secretary in the same manner and with the same notice on the written request of two (2) or more directors.

Section 3.7. Quorum. At all meetings of the Board of Directors a majority of the total number of directors will be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, will be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Charter or by these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If only one director is authorized, such sole director will constitute a quorum.

Section 3.8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing.

Section 3.9. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President, the Chairman of the Board, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10. Committees of Directors. From time to time, a majority of the entire Board of Directors may be resolution appoint an executive committee or any other committee or committees for any purpose or purposes to the extent permitted by law, which committee or committees will have such powers as specified in the resolution of appointment.

ARTICLE IV.

OFFICERS

Section 4.1. Officers. The officers of this corporation will be chosen by the Board of Directors and will include a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board, a Treasurer and such other officers as may be appointed by the Board of Directors. Such other officers will have such authority and perform such duties as the Board of Directors may from time to time delegate to them. Any number of offices may be held by the same person, provided that the offices of President and Secretary must not be held by the same person unless the Corporation only has one shareholder, in which case such offices may be held by the same person.

Section 4.2. Election and Term of Officers. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect the officers of the Corporation.

Section 4.3. Compensation of Officers. The salaries (if any) of all officers and agents of the Corporation will be fixed by the Board of Directors.

Section 4.4. Term of Office; Removal and Vacancies. Each officer of the Corporation will hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 4.5. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and the shareholders and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board will be chief executive officer of the Corporation and will exercise all powers and duties customarily exercised by the chief executive officer of business corporations.

Section 4.6. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President will be the chief executive officer of the Corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, or if there be none, the President will preside at all meetings of the shareholders and at all meetings of the Board of Directors. He will be chief executive officer of the Corporation and will exercise all powers and duties customarily exercised by the chief executive officer of business corporations, and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.7. Vice Presidents. Upon the election of a Vice President or Vice Presidents, in the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting will have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents will have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 4.8. Secretary. The Secretary will keep the minutes of all meetings of the shareholders and the Board of Directors in appropriate books, and he shall attend to the giving of all notices for the Corporation. He will have charge of the seal and stock books of the Corporation and such other books and papers as the Board of Directors may direct, and he will exercise all powers and duties customarily exercised by the secretary of business corporations, and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.9. Treasurer. The Treasurer will have the care and custody of all funds and securities of the Corporation, and he will exercise all powers and duties customarily exercised by the treasurer of business corporations, and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE V.

CERTIFICATES OF STOCK

Section 5.1. Certificates. The shares of the Corporation will be represented by certificates in such form as the Board of Directors may from time to time prescribe; provided, that the Board of Directors may authorize the issuance of shares of the Corporation without certificates. Such certificates, if any, will be numbered consecutively in the order in which they are issued, which numbering system may be separated by class or series if there are more than one class or series of shares. Any certificates shall be signed by the President, the Chairman of the Board or a Vice President and countersigned by the Secretary unless the Board of Directors otherwise designates any two (2) officers of the Corporation for such purpose.

Section 5.2. Statement of Stock Rights, Preferences, Privileges. If the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such information.

Section 5.3. Lost Certificates. In the case if the loss, mutilation or destruction of a certificate representing shares of the Corporation, a duplicate certificate may be issued on such terms as the Board of Directors prescribes.

Section 5.4. Transfers of Stock. Subject to any applicable contractual or other restrictions relating to the transfer of capital stock of the Corporation, upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.5. Record. The name and address of all persons to whom the shares of the Corporation are issued, the number of shares, and the date of issue will be entered on the books of the Corporation. It will be the duty of each shareholder to notify the Corporation of his or her address.

ARTICLE VI.

GENERAL PROVISIONS

Section 6.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board of Directors out of funds legally available therefor at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Charter.

Section 6.2. Checks. All checks or demands for money and notes of the Corporation must be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 6.3. Fiscal Year. The fiscal year of the Corporation will end on December 31st of each year.

Section 6.4. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Charter or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent thereto.

ARTICLE VII.

AMENDMENTS

Section 7.1. Amendment by Directors or Shareholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors; provided, however, that (i) any provision requiring the vote or consent of greater than a majority in interest of the shareholders will require the same level of consent to be amended, and (ii) in the event that the shareholders amend or repeal any provision(s) of these Bylaws and expressly provide that the Board of Directors may not amend or repeal such provision(s), such provision(s) may not be amended or repealed by the Board of Directors.

[End of Document]